      As filed with the Securities and Exchange Commission on July 21, 2000
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                         CLICKSOFTWARE TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)



             Israel                                           Not Applicable
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

                               34 Habarzel Street
          (Address of principal executive offices, including zip code)
                             Israel Tel Aviv, Israel

                 ----------------------------------------------

                                1996 Option Plan
                                1997 Option Plan
                                1998 Option Plan
                                1999 Option Plans
                             2000 U.S. Option Plan
                                2000 Israeli Plan
                             2000 Share Option Plan
                        2000 Employee Share Purchase Plan
                            (Full title of the plans)

                 ----------------------------------------------

                              Dr. Moshe Ben-Bassat
                             Chief Executive Officer
                           CLICKSERVICE SOFTWARE, INC.
                        655 Campbell Technology Parkway
                                    Suite 250
                           Campbell, California 95008
                                 (626) 471-6000
            (Name, address and telephone number of agent for service)

                                   Copies to:
          Jeffrey D. Saper, Esq.                       Ian Rostowsky, Adv.
     WILSON SONSINI GOODRICH & ROSATI                 EFRATI, GALILI & CO.
         Professional Corporation                      6 Wissotsky Street
            650 Page Mill Road                           Tel Aviv 62338
         Palo Alto, CA 94304-1050                            ISRAEL

================================================================================

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
                                                     AMOUNT TO BE        OFFERING           AGGREGATE        REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED           REGISTERED      PRICE PER SHARE    OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.02 par value, to be issued
   under the 1996 Option Plan                             140,553         $0.58(1)            81,520.74        $   21.53

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 1997 Option Plan                             281,462          0.58(1)           163,247.96            43.10

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 1998 Option Plan                             473,636          0.58(1)           274,708.88            72.53

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 1999 Option Plans                            558,933          0.83(1)           463,914.39           122.48

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 2000 U.S. Option Plan                        153,000          8.50(1)         1,300,500.00           343.34

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 2000 Israeli Plan                            169,200          8.50(1)         1,438,200.00           379.69

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 2000 Share Option Plan                     2,677,800          8.00(2)        21,422,400.00         5,655.51

Ordinary Shares, NIS 0.02 par value, to be issued
   under the 2000 Employee Share Purchase Plan            800,000          6.80(2)         5,440,000.00         1,436.16

                                            TOTAL:      5,254,584                        $30,584,491.97        $8,074.34
============================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average price of the outstanding options as of June 30, 2000.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $8.00 per share, which was the average of the high and low prices per share of the ordinary shares as reported on the Nasdaq National Market on July 18, 2000 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Information Incorporated by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-30274) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

     (b)  The Company's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Securities and Exchange Act 1934 (the "Exchange Act") on June 19, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Israeli law permits a company to insure an Office Holder in respect of liabilities incurred by him as a result of the breach of his duty of care to the company or to another person, or as a result of the breach of his fiduciary duty to the company, to the extent that he acted in good faith and had reasonable cause to believe that the act would not prejudice the company. A company can also insure an Office Holder for monetary liabilities as a result of an act or omission that he committed in connection with his serving as an Office Holder. Furthermore, a company can indemnify an Office Holder for monetary liability in connection with his activities as an Office Holder.


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

     Article 98 of the Articles of Association of ClickSoftware allow ClickSoftware to insure and indemnify Office Holders in an aggregate amount of not more than $50,000,000.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit
     Number         Description
     -------        -----------
       4.1*         1996 Option Plan
       4.2*         1997 Option Plan
       4.3*         1998 Option Plan
       4.4*         1999 Option Plans
       4.5*         1999 Option Plan
       4.6*         2000 U.S. Option Plan
       4.7*         2000 Israeli Plan
       4.8*         2000 Employee Stock Purchase Plan
       5.1          Opinion of Efrati, Galili & Co.
      23.1          Consent of Ernst & Young, Independent Auditors
      23.2          Consent of Efrati, Galili & Co.(contained in
                       Exhibit 5.1)
      24.1          Power of Attorney (See page 10)

-----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-30274), as amended, declared effective by the Securities and Exchange Commission on June 21, 2000.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a report by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the


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

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on July 20, 2000.

                                        CLICKSOFTWARE TECHNOLOGIES LTD.

                                        By: /s/ Moshe Ben-Bassat
                                           -------------------------------------
                                           Moshe Ben-Bassat
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe Ben-Bassat and Shimon Rojany, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on July 20, 2000.

             Signature                                Title
------------------------------------    ----------------------------------
/s/ Moshe Ben-Bassat                    Chairman of the Board of Directors
------------------------------------    & Chief Executive Officer
Moshe Ben-Bassat                        (Principal Executive Officer)

/s/ Shimon Rojany                       Chief Financial Officer (Principal
------------------------------------    Financial and Accounting Officer)
Shimon Rojany

/s/ Israel Borovich                     Director
------------------------------------
Israel Borovich

/s/ Roni Einav                          Director
------------------------------------
Roni Einav

                                        Director
------------------------------------
Nathan Gantcher

/s/ Frederic W. Harman                  Director
------------------------------------
Frederic W. Harman

/s/ Eddy Shalev                         Director
------------------------------------
Eddy Shalev

/s/ James W. Thanos                     Director
------------------------------------
James W. Thanos


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

                               INDEX TO EXHIBITS

     Exhibit
     Number         Description
     -------        -----------
       4.1*         1996 Option Plan
       4.2*         1997 Option Plan
       4.3*         1998 Option Plan
       4.4*         1999 Option Plans
       4.5*         1999 Option Plan
       4.6*         2000 U.S. Option Plan
       4.7*         2000 Israeli Plan
       4.8*         2000 Employee Stock Purchase Plan
       5.1          Opinion of Efrati, Galili & Co.
      23.1          Consent of Ernst & Young, Independent Auditors
      23.2          Consent of Efrati, Galili & Co.
                      (contained in Exhibit 5.1)
      24.1          Power of Attorney (See page 10)

-----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-30274), as amended, declared effective by the Securities and Exchange Commission on June 21, 2000.


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